UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 10, 2015, Horizon Pharma USA, Inc. and HZNP Limited (collectively, “Purchasers”), indirect wholly-owned subsidiaries of Horizon Pharma plc (“Horizon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crealta Holdings LLC (“Crealta”), GTCR Fund X/C LP and GTCR Fund X/B LP, pursuant to which, among other things, Purchasers agreed to acquire 100% of the membership interests of Crealta for $510 million in cash, subject to customary purchase price adjustments for working capital, outstanding indebtedness and transaction related expenses.

The acquisition is subject to the satisfaction of customary closing conditions and regulatory approvals, including antitrust approval in the United States. Horizon anticipates that the acquisition will close in the first quarter 2016.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to Horizon’s Annual Report on Form 10-K for the year ending December 31, 2015.

On December 11, 2015, Horizon issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 11, 2015.

Forward-Looking Statements

This Current Report contains forward-looking statements, including statements related to the anticipated consummation of the acquisition of Crealta Holdings LLC and the timing and benefits thereof, Horizon’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Horizon’s ability to complete the transaction on the proposed terms and schedule; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Horizon’s shares could decline, as well as other risks related to Horizon’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings with the United States Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements speak only as of the date of this Current Report and Horizon undertakes no obligation to update or revise these statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 11, 2015.